AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 15, 1998

                                                   REGISTRATION NO. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8

                             Registration Statement
                                      Under
                           The Securities Act of 1933


                              ARIS INDUSTRIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           NEW YORK                                              22-1715274
-------------------------------                              -------------------
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)


                   475 FIFTH AVENUE, NEW YORK, NEW YORK 10017
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)


               THE ARIS INDUSTRIES, INC. 1993 STOCK INCENTIVE PLAN
               ---------------------------------------------------
                            (Full title of the plan)


           PAUL SPECTOR, SENIOR VICE PRESIDENT, ARIS INDUSTRIES, INC.,
                   475 FIFTH AVENUE, NEW YORK, NEW YORK 10017
           -----------------------------------------------------------
                     (Name and address of agent for service)


                                 (212) 686-5050
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                                    Copy to:

                           Lawrence M. Levinson, Esq.
                             Herrick, Feinstein LLP
                                  2 Park Avenue
                            New York, New York 10016
                                 (212) 592-1412

================================================================================

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------

                                                           Proposed
                                                            maximum            Proposed           Amount of
            Title of                 Amount to be       offering price      maximum aggregate    registration
   securities to be registered        registered        per share (1)       offering price (1)         fee
   ---------------------------       ------------       --------------      -----------------    ------------
---------------------------------------------------------------------------------------------------------------

Common Stock, par value
         $0.01 per share....          3,500,000 (2)                $2.00       $7,000,000           $2,065
---------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(h)(1), calculated on the basis of the maximum price at which options currently outstanding may be exercised. Some options currently outstanding have a lower exercise price.

(2) Consists of 3,500,000 shares reserved for issuance pursuant to The Aris Industries, Inc. 1993 Stock Incentive Plan. This registration statement also relates to such indeterminate number of additional shares of Common Stock, par value $0.01 per share, of Aris Industries, Inc. which may become issuable pursuant to the anti-dilution and adjustment provisions of The Aris Industries, Inc. 1993 Stock Incentive Plan.

                                EXPLANATORY NOTE


     The Section 10(a) prospectus being delivered by Aris Industries, Inc., a New York corporation (the "Company" or the "Registrant"), to participants in The Aris Industries Inc. 1993 Stock Incentive Plan (the "Plan"), as required by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), has been prepared in accordance with the requirements of Form S-8 and relates to shares of common stock of the Company, par value $0.01 per share (the "Common Stock"), reserved for issuance pursuant to the Plan. The information concerning the Plan required in the Section 10(a) prospectus is included in documents being maintained and delivered by the Company as required by Rule 428 under the Securities Act. The Company will provide to participants in the Plan a written statement advising them of the availability without charge, upon written or oral request, of documents incorporated by reference herein, as is required by Item 2 of Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

         2. The Company's Quarterly Report on Form 10-Q for the first quarter ended June 30, 1998; and

         3. The Company's Registration Statement on Form 8-A/A dated July 12, 1993, which was filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and which contains a description of the Common Stock, including any amendment or report filed for the purpose of updating such description.

         All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such reports and documents.

Item 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Restated Certificate of Incorporation provides that: No director shall be personally liable to the Company or any of its shareholders for monetary damages for breach of duty as a director, except for liability if a judgment or other final adjudication adverse to him or her established that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he or she personally gained in fact a financial profit or another advantage to which he or she was not legally entitled or that his or her acts violated Section 719 of the New York Business Corporation Law. No amendment to or repeal of this provision shall apply to or have any effect on the liability of any director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the New York Business Corporation Law is amended hereafter to expand or limit the liability of a director, then the liability of a director of the Company shall be expanded to the least extent required or limited to the fullest extent permitted by the New York Business Corporation Law, as so amended.

         In addition to the foregoing, the Company's Restated Certificate of Incorporation and the Company's Amended and Restated By-Laws provide that: The Company shall indemnify any present or former officer or director of the Company or the personal representatives thereof, made or threatened to be made a party in any civil or criminal action or proceeding by reason of the fact that he or she, his or her testator or intestate is or was a director or officer of the Company, or served any other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise in any capacity at the request of the Company, against judgments, fines (including excise tax assessed on such a person in connection with service to an employee benefit plan), amounts paid in settlement and reasonable expenses, including without limitation, court costs, attorneys' fees and disbursements and those of accountants and other experts and consultants incurred as a result of such action or proceeding or any appeal therein, all of which expenses as incurred shall be advanced by the Company pending the final disposition of such action or proceeding. Such required indemnification shall be subject only to the exception that indemnification may not be made to or on behalf of any director or officer in the event and to the extent that a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled (provided, however, that indemnification shall be made upon any successful appeal of any such adverse judgment or final adjudication). For purposes of this indemnification provision, the Company shall be deemed to have requested such present or former officer or director to serve an employee benefit plan where the performance by such person of his or her duties to the Company also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan. The foregoing right of indemnification shall not be deemed exclusive of any and other rights to which any such person, or his or her testator or intestate, may be entitled apart from this provision. If the New York Business Corporation Law is amended hereafter to expand or limit the indemnification of a director or officer, then the indemnification of a director or officer of the Company shall be expanded to the fullest extent permitted or limited to the least extent required by the New York Business Corporation Law, as so amended.

         On the June 30, 1993, the Company entered into separate Indemnification Agreements with each member of its Board of Directors which provide such directors with contractual indemnification to the fullest extent permitted by law, and for the advancement of legal fees and other expenses, and require the Company to use its best efforts to maintain designated director and officer liability insurance coverage. The Company maintains a policy of liability insurance to insure its officers and directors against losses resulting from certain acts committed by them in their capacity as officers and directors of the Company.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

Item 8.  EXHIBITS.

Exhibit No.                Description of Exhibit
-----------                ----------------------

   4.1 Restated Certificate of Incorporation filed on June 30, 1993. (Incorporated herein by reference to Exhibit 3.3. to the Company's Report on Form 8-K dated June 30, 1993.)

   4.2 Amended and Restated By-Laws effective June 30, 1993. (Incorporated herein by reference to Exhibit 3.4 to the Company's Report on Form 8-K dated June 30, 1993).

   4.3 Specimen Certificate Evidencing Common Stock. (Incorporated herein by reference to Exhibit 2.1 to the Company's Registration Statement on Form 8-A/A dated July 12, 1993).

   4.4 The Aris Industries, Inc. 1993 Stock Incentive Plan, as amended through April 6, 1998.

   5.1   Opinion of Herrick, Feinstein LLP as to the legality of the Common
         Stock.

  23.1   Consent of Deloitte & Touche LLP.

  23.2   Consent of Herrick, Feinstein LLP (included in Exhibit 5.1).


Item 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 15, 1998.

                           ARIS INDUSTRIES, INC.


                           By: /s/ PAUL SPECTOR
                               ------------------------------------------
                               Paul Spector, Senior Vice President
                               and Chief Financial Officer


                           By: /s/ VINCENT F. CAPUTO
                               ------------------------------------------
                               Vincent F. Caputo, Vice President,
                               Assistant Secretary and Assistant
                               Treasurer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



/s/ JOHN HANNAN                 Director                      September 15, 1998
--------------------------
John Hannan


/s/ EDWARD M. YORKE             Director                      September 15, 1998
--------------------------
Edward M. Yorke


/s/ ROBERT KATZ                 Director                      September 15, 1998
--------------------------
Robert Katz


/s/ CHARLES S. RAMAT            Chairman of the Board,
--------------------------      President, Chief Executive    September 15, 1998
Charles S. Ramat                Officer and Assistant
                                Secretary; Director


/s/ DAVID N. SCHREIBER          Director                      September 15, 1998
--------------------------
David N. Schreiber

                                 EXHIBITS INDEX


Exhibit No.                            Description of Exhibit


    4.1 Restated Certificate of Incorporation filed on June 30, 1993. (Incorporated herein by reference to Exhibit 3.3 to the Company's Report on Form 8-K dated June 30, 1993.)


    4.2 Amended and Restated By-Laws effective June 30, 1993. (Incorporated herein by reference to Exhibit 3.4 to the Company's Report on Form 8-K dated June 30, 1993.)


    4.3 Specimen Certificate Evidencing Common Stock. (Incorporated herein by reference to Exhibit 2.1 to the Company's Registration Statement on Form 8-A/A dated July 12, 1993.)


    4.4 The Aris Industries, Inc. 1993 Stock Incentive Plan, as amended through April 6, 1998, filed herewith.


    5.1 Opinion of Herrick, Feinstein LLP as to the legality of the Common Stock, filed herewith.


   23.1  Consent of Deloitte & Touche LLP, filed herewith.


   23.2  Consent of Herrick, Feinstein LLP (included in Exhibit 5.1.)